Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
09-08

Contacts:	James Haddox, CFO Reba Reid Quanta Services Inc. 713-629-7600	Ken Dennard / ksdennard@drg-e.com Kip Rupp / krupp@drg-e.com DRG&E 713-529-6600
QUANTA SERVICES REPORTS 2009 FIRST QUARTER RESULTS
GAAP Diluted EPS of $0.11
Cash Diluted EPS of $0.14
HOUSTON — May 6, 2009 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2009.
     Revenues in the first quarter of 2009 were $738.5 million compared to revenues of $844.4 million in the first quarter of 2008. For the first quarter of 2009, net income attributable to common stock was $21.4 million or $0.11 per diluted share as compared to $21.5 million or $0.13 per diluted share for the first quarter of 2008. For the first quarter of 2009, cash earnings per diluted share (a non-GAAP measure) were $0.14 as compared to cash earnings per diluted share of $0.18 for the first quarter of 2008. Cash earnings per diluted share are GAAP earnings per diluted share before amortization of intangible assets, non-cash interest expense and non-cash compensation expense, all net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures. Also see Note (a) to the attached Consolidated Statement of Operations for an explanation of 2008 amounts that have been retrospectively restated as a result of the adoption of new accounting pronouncements effective Jan. 1, 2009.
     “Electric transmission and renewable energy projects are the growth engines that will allow us to thrive throughout a challenging economic environment for the next several months,” said John R. Colson, chairman and CEO of Quanta Services, Inc. “We are optimistic that the second half of 2009 will see increased spending by our customers and, because of our higher total backlog, the beginning of a full recovery and growth in our markets in 2010 and beyond.”
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RECENT HIGHLIGHTS
•	Secured CREZ Award from LCRA — In April 2009, the Lower Colorado River Authority (LCRA) board approved an addendum estimated at $256 million to the existing contract with Irby Construction, a Quanta subsidiary, which was signed in the first quarter of 2008. This brings the total estimated contract value to $450 million through October 2013. The addendum will cover additional transmission services to be performed by Quanta to support LCRA’s current and planned infrastructure in the Texas Competitive Renewable Energy Zone (CREZ). Under the current contract, Quanta is providing transmission line services such as right-of-way preparation, structural foundations, structure installation, conductor stringing and energizing of new transmission lines as well as the reconstruction of existing transmission lines.

•	Initiated Smart Meter Installation for CenterPoint Energy and Itron — In the first quarter of 2009, Quanta Services initiated work under a contract with CenterPoint Energy, Inc.’s (NYSE: CNP) transmission and distribution utility and Itron Incorporated to install 2.4 million smart electric meters and related communications devices throughout the utility’s 5,000 square-mile Houston area. This installation spans five years and is part of CenterPoint Energy’s Advanced Metering System.

•	Energized Services to Improve South African Power Reliability — Quanta Services will support efforts to improve power reliability in South Africa through deployment of its energized reconductoring services. Over a twelve-month period, Quanta Energized Services crews will replace certain existing transmission conductors with high temperature conductors to significantly increase the capacity and improve the reliability of the existing transmission infrastructure serving the greater Johannesburg area.

•	Finalized Contract with National Grid — In the first quarter of 2009, Quanta finalized its contract with National Grid to provide engineering and installation services throughout the New England region. Under the five-year contract, transmission and substation infrastructure services will be performed by New Energy Alliance (NEA), a joint venture between Quanta Services and Balfour Beatty Infrastructure, Inc. NEA is currently performing preliminary services with construction expected to begin in the third quarter of this year. The contract is part of National Grid’s investment of up to $1.7 billion over five years in its power transmission system in New York and New England.
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OUTLOOK
     Quanta recognizes that it and its customers continue to operate in a challenging business environment with an economic downturn and weak capital markets. Therefore, management cannot predict the timing or extent of the impact these conditions may have on demand for Quanta’s services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
     Quanta expects revenues for the second quarter of 2009 to range between $850 million and $890 million and diluted earnings per share to be between $0.14 and $0.15. Quanta expects cash earnings per diluted share (a non-GAAP measure) for the second quarter of 2009 to range from $0.17 to $0.18. Amortization of intangibles, non-cash stock compensation expense and non-cash interest expense are forecasted to be approximately $11.2 million for the second quarter of 2009.
     Quanta Services has scheduled a conference call for May 6, 2009, at 9:30 a.m. Eastern time. To participate in the call, dial (480) 629-9678 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com. A replay will be available through May 13, 2009, and may be accessed at (303) 590-3030 and using the pass code 4064181#. For more information, please contact Karen Roan at DRG&E at (713) 529-6600 or email kcroan@drg-e.com.
     The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release and certain other items to be discussed during the conference call can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
     Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package and other potential legislative actions on future spending by customers; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta, including those agreements mentioned in this release; statements relating to the business plans or financial condition of utilities and our other customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including the recent volatility in the capital markets; trends in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful negotiation, execution, performance and completion of pending and existing contracts, including those referenced in this release; the ability to generate internal growth; the ability to effectively compete for new projects and market share; the failure of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package or other potential legislative actions to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; risks associated with operating in international markets; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s dark fiber leasing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the ability to access sufficient funding to finance desired growth and operations; the potential conversion of Quanta’s outstanding convertible subordinated notes; provisions of our corporate governing documents could make an acquisition of our company more difficult; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2008, and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
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Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three Months Ended March 31, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2009	2008
		Restated (a)
Revenues	$738,530	$844,442
Cost of services (including depreciation)	621,399	720,565

Gross profit	117,131	123,877
Selling, general & administrative expenses	73,603	70,716
Amortization of intangible assets	4,906	10,590

Operating income	38,622	42,571
Interest expense	(2,818)	(9,594)
Interest income	1,081	3,995
Other income (expense), net	76	204

Income before income taxes	36,961	37,176
Provision for income taxes	15,471	15,705

Net income	21,490	21,471

Less: Net income attributable to noncontrolling interest	136	—

Net income attributable to common stock	$21,354	$21,471

Earnings per share attributable to common stock:
Basic earnings per share	$0.11	$0.13

Diluted earnings per share	$0.11	$0.13

Shares used in computing earnings per share:
Basic	197,704	171,137

Diluted	197,733	171,587

(a)	Effective January 1, 2009, we adopted two new accounting pronouncements that each required retrospective application. One of these pronouncements was FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires us to bifurcate and separately value the debt and equity components of our convertible subordinated notes on our balance sheet. The recorded value of the equity component of our convertible notes is offset by the recognition of an adjustment to the carrying value of the convertible subordinated notes in the form of an original issuance discount which is amortized over the expected life of the convertible subordinated notes as a non-cash interest charge. As a result of the adoption of FSP APB 14-1, we are required to record non-cash interest expense of $1.1 million for the three months ended March 31, 2009 and $4.5 million for the three months ended March 31, 2008. The additional non-cash interest expense in 2008 reduced our previously reported diluted earnings per share from $0.14 to $0.13. In addition, we adopted FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP EITF 03-6-1). Under FSP EITF 03-6-1, we are required to treat unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) as participating securities and for such awards to be included in the computation of both basic and diluted earnings per share. The adoption of FSP EITF 03-6-1 did not have a material impact on basic and diluted earnings per share in the first quarter of 2009 or 2008. As a result of retrospectively applying both of these FSPs, our consolidated balance sheet as of December 31, 2008 and consolidated statement of operations for the three months ended March 31, 2008 have been retrospectively restated herein to reflect the impact of the adoption of these standards.

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three Months Ended March 31, 2009 and 2008 (In thousands, except per share information) (Unaudited)
Reconciliation of GAAP Earnings per Diluted Share to
Cash Earnings per Diluted Share

	Three Months Ended
	March 31,
	2009	2008
		Restated (a)

Net income attributable to common stock	$21,354	$21,471

Non-cash stock-based compensation, net of tax	2,868	2,303
Non-cash interest expense, net of tax (a)	684	2,932
Amortization of intangible assets, net of tax	2,993	6,460

Adjusted net income attributable to common stock	$27,899	$33,166

As reported earnings per diluted share	$0.11	$0.13

Cash earnings per diluted share	$0.14	$0.18	(b)

(a)	See Note (a) to the Consolidated Statements of Operations.

(b)	As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted assuming conversion of Quanta’s convertible subordinated notes, and net income has been adjusted for an addback of related interest expense, net of tax.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2009	2008
		Restated (a)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$508,809	$437,901
Accounts receivable, net	683,893	795,251
Costs and estimated earnings in excess of billings on uncompleted contracts	60,165	54,379
Inventories	25,787	25,813
Prepaid expenses and other current assets	62,732	68,147

Total current assets	1,341,386	1,381,491
PROPERTY AND EQUIPMENT, net	654,438	635,456
OTHER ASSETS, net	36,644	33,479
OTHER INTANGIBLES, net	135,811	140,717
GOODWILL	1,363,201	1,363,100

Total assets	$3,531,480	$3,554,243

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$1,956	$1,155
Accounts payable and accrued expenses	343,283	400,253
Billings in excess of costs and estimated earnings on uncompleted contracts	59,563	50,390

Total current liabilities	404,802	451,798
CONVERTIBLE SUBORDINATED NOTES, NET	123,327	122,275
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	311,349	308,955

Total liabilities	839,478	883,028

TOTAL STOCKHOLDERS’ EQUITY	2,691,866	2,671,215
NONCONTROLLING INTEREST	136	—

TOTAL EQUITY	2,692,002	2,671,215

Total liabilities and equity	$3,531,480	$3,554,243

(a)	See Note (a) to the Consolidated Statements of Operations
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